UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 12, 2015

ANDALAY SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

48900 Milmont Drive, Fremont, California 94538
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

At the Annual Meeting of Stockholders on June 9, 2015, the stockholders of Andalay Solar, Inc. (“Andalay Solar” or the “Company”) approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from five hundred (500) million shares to one billion two hundred fifty million (1,250,000,000) shares. The amendment to the Certificate of Incorporation was filed on June 12, 2015 with the Delaware Secretary of State. The rights of the holders of shares of common stock were not otherwise affected.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Andalay Solar’s Certificate of Incorporation, dated June 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	ANDALAY SOLAR, INC.
By: /s/ STEVEN CHAN
Steven Chan,
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Andalay Solar’s Certificate of Incorporation, dated June 12, 2015.